UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported:  July 30, 2007

NEW FIBER CLOTH TECHNOLOGY, INC. (Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-30021 (Commission File Number)	84-1492104 (IRS Employer Identification No.)

PO Box 461029, Glendale, CO 80246 (Address of Principal Executive Offices) (Zip Code)

(303) 394-1187
(Registrant’s Telephone Number, including Area Code)

N/A
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 415 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2007, Parker Seto resigned as Chief Financial Officer of New Fiber Technology, Inc. (the "Company").  The Company's Board of Directors (the "Board") appointed Sun Qing Hua as the Company's new Chief Financial Officer, effective as of August 3, 2007.

Sun Qing Hua, aged 38, is a member of the China Institute of Certified Public Accountants (CICPA)) and has more than fifteen (15) years of experience in accounting and financial management.  From December 2001 to March 2005, Mr. Sun served as the Chief Accountant for China Textile Resource Group Ltd., a People's Republic of China company owned by the Chinese Central Government  (the" Group").  Mr. Sun's principal responsibility was to manage

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the financial analysis for the Group.  From March 2005 to August 2007, Mr. Sun served as the Chief Financial Officer and Assistant to the President of Beijing Ruiyuan Life Sciences Co., Ltd ("BRLS").  Mr. Sun's principal responsibility was to manage BRLS's financial related tasks and project administration.

The Company will pay its standard Chief Financial Officer compensation to Mr. Sun in his new position which is effective August 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW FIBER CLOTH TECHNOLOGY, INC.

Dated: August 3, 2007

By:/s/ Yao Derong

      YAO DERONG

Its:  Chief Executive Officer

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